UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2006

MULTICELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway

Lincoln, Rhode Island 02865

(Address of principal executive offices, including zip code)

(401) 333-0610

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 5, 2006, MultiCell Technologies, Inc., a Delaware corporation (“MultiCell”), entered into an amended and restated common stock purchase agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC, an Illinois limited liability company (“Fusion Capital”), amending and restating the common stock purchase agreement between the parties, previously entered into on May 3, 2006 (the “Prior Agreement”). Under the Purchase Agreement, Fusion Capital is obligated, under certain conditions, to purchase shares from us in an aggregate amount of $8 million from time to time over a 25 month period. We have reserved for issuance 8,000,000 shares of our common stock for sale to Fusion Capital under this agreement. Subject to earlier termination at MultiCell’s discretion, purchases by Fusion Capital will occur over a 25 month period after the Securities and Exchange Commission has declared effective a registration statement related to the transaction. As consideration for entering into the Purchase Agreement, Fusion Capital will retain the 1,572,327 shares of MultiCell common stock previously issued to it under the Prior Agreement.

Pursuant to the terms of a Registration Rights Agreement, dated as of May 3, 2006, and amended and restated on October 5, 2006 (the “Registration Rights Agreement”), we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission covering the shares which have been issued or may be issued to Fusion Capital under the Purchase Agreement. After the Securities and Exchange Commission has declared effective the registration statement, generally we have the right but not the obligation from time to time to sell our shares to Fusion Capital in amounts between $50,000 and $1 million depending on certain conditions. We have the right to control the timing and amount of any sales of our shares to Fusion Capital. The purchase price of the shares will be determined based upon the market price of our shares without any fixed discount. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.20. The agreement may be terminated by us at any time at our discretion without any cost to us. We anticipate using the proceeds from this financing for general corporate purposes, including the advancement of MCT-125 in a pivotal Phase IIb/III clinical trial for the treatment of fatigue in Multiple Sclerosis.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures contained in Item 1.01 above are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Common Stock Purchase Agreement, dated as of October 5, 2006, by and between MultiCell Technologies, Inc. and Fusion Capital Fund II, LLC.

10.2	Amended and Restated Registration Rights Agreement, dated as of October 5, 2006, by and between MultiCell Technologies, Inc. and Fusion Capital Fund II, LLC.

99.1	Press Release dated October 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin
Chairman of the Board, Chief Financial Officer and Secretary

Date: October 5, 2006

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Common Stock Purchase Agreement, dated as of October 5, 2006, by and between MultiCell Technologies, Inc. and Fusion Capital Fund II, LLC.

10.2	Amended and Restated Registration Rights Agreement, dated as of October 5, 2006, by and between MultiCell Technologies, Inc. and Fusion Capital Fund II, LLC.

99.1	Press Release dated October 5, 2006.